UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2023

Molecular Templates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9301 Amberglen Blvd, Suite 100

Austin, Texas 78729

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 869-1555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MTEM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 12, 2023, Molecular Templates, Inc. (the “Company” or “MTEM”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional and accredited investors (the “Purchasers”) providing for a private placement of up to $40 million in gross proceeds to the Company in two tranches, as described below.

Capitalized terms used below without definition shall have the meanings ascribed to them in the Securities Purchase Agreement.

The initial tranche consists of 42.6 million shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), or pre-funded warrants in lieu thereof (“Pre-Funded Warrants”), for a purchase price per common share of $0.47, the closing price of the common stock on July 12, 2023, which represents gross proceeds of approximately $20 million. It is anticipated to close on July 17, 2023, subject to the satisfaction of customary closing conditions.

The second tranche consists of the sale of an additional 42.6 million Shares (or Pre-Funded Warrants in lieu thereof) on the same pricing terms, which would represent further gross proceeds of approximately $20 million, and would close if the following conditions are met: within a 12 month (or such longer period as approved by Purchasers of a majority of the securities purchased in the initial tranche) measurement period, as described below, the Company’s Shares trades for a 10-day volume weighted average price of at least $1.41 per share with aggregate trading volume during the same 10-day period of at least 10 million shares, and other customary closing conditions, including the absence of a material adverse event are satisfied. This second tranche is a mandatory funding commitment of the investors subject to the foregoing conditions. The 12 month measurement period commences on the later of the filing of the Charter Amendment (defined below) and the effectiveness of the resale registration statement filed in connection with the first tranche closing.

In addition, upon such second tranche closing, the Company will issue to the investors common stock warrants representing the right to purchase an additional 85.2 million shares of the Company’s common stock at an exercise price of $0.47 per share (the “Warrants”), in exchange for the payment of $0.125 per share of Common Stock underlying the Warrants. In the aggregate, these Warrants would represent 100% warrant coverage of the number of Shares (or Pre-Funded Warrants) sold in the initial and second tranche. These Warrants would have a term of five years.

The Company intends to use the net proceeds from the private placement to fund its ongoing clinical studies, working capital and for general corporate purposes and to continue its collaboration activities with BMS.

As previously disclosed, the Company intends to seek stockholder approval of an amendment to its certificate of incorporation to implement a reverse stock split of its Shares currently outstanding, without making a reduction in the Shares authorized thereunder (the “Charter Amendment”). The Charter Amendment would have the effect of increasing its number of Shares authorized for issuance, and is necessary to permit the closing of the second tranche and the issuance of the Shares in connection therewith. The Securities Purchase Agreement provides that the Company shall covenant to obtain such approval and that Purchasers, who are anticipated to be stockholders as of the record date for such meeting, shall vote their Shares received in the initial closing and any other Shares for which they may have beneficial ownership thereof, as of such record date. The Company anticipates obtaining such stockholder approval at a special meeting of stockholders to be held in August 2023.

The Pre-Funded Warrants and Warrants contain a “blocker” provision providing that a holder (together with its affiliates) may not exercise any portion of a warrant to the extent that the holder would own more than 19.99% of the then outstanding shares of Common Stock of the Company, and some of the Pre-Funded Warrants and Warrants provide that a holder (together with its Affiliates) may not exercise any portion of a warrant to the extent that the holder (together with its Affiliates) would own more than for 9.99% of the then outstanding shares of Common Stock of the Company. The 9.99% blocker may, upon at least 61 days’ prior notice from the holder to the Company, be increased up to 19.99%.

The Securities Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties.

The Shares, Pre-Funded Warrants, the Warrants, and the Shares issuable upon the exercise of the Pre-Funded Warrants and Warrants, have not been registered under the Securities Act of 1933, as amended, and were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

Pursuant to the Securities Purchase Agreement, the Company granted to the Purchasers certain registration rights, pursuant to which, among other things, the Company will (i) file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 after each of the initial tranche and the second tranche to register for resale the shares of common stock issued (and the shares issuable upon exercise of the warrants issued) in the applicable closing, within 30 calendar days following each closing, and (ii) use its commercially reasonable efforts to have each registration statement declared effective as soon as practicable, and in any event no later than 90 days following the applicable closing date (or 120 days following the applicable closing date if the applicable registration statement is reviewed by the SEC). The registration rights covenants are subject to customary terms and conditions for a transaction of this type, including certain customary cash penalties on the Company for its failure to satisfy specified filing and effectiveness time periods.

Stifel, Nicolaus & Company, Incorporated is acting as the sole placement agent in connection with the financing.

The foregoing description of the material terms of the Securities Purchase Agreement, the Pre-Funded Warrants and Warrants is not complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, the form of Pre-Funded Warrant, and the form of Warrant, which are filed as Exhibits 10.1, 4.1, and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K related to the Shares, the Warrants, and the shares of Common Stock issuable upon the exercise of the Warrants is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 13, 2023, the Company issued a press release announcing the private placement. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

Forward-Looking Statements

This report on Form 8-K contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). MTEM disclaims any intent or obligation to update these forward-looking statements and claims the protection of the Act’s Safe Harbor for forward-looking statements. All statements, other than statements of historical facts, included in this report regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to MTEM may identify forward-looking statements. Examples of such statements include, but are not limited to, statements regarding the anticipated shareholder approval of the proposed reverse stock split, the expected timing for the closing of either tranche of the private placement, the prospects that the second tranche will close at all, the prospect that the common stock warrants may be exercised, the potential proceeds to MTEM from the initial and second tranche closings and any exercise of the common stock warrants, and the expected use of proceeds from the private placement.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to the following: the actual shareholder vote regarding the proposed reverse stock split, the continued availability of financing on commercially reasonable terms, whether MTEM’s cash resources will be sufficient to fund its continuing operations; the results of MTEM’s ongoing clinical studies and its collaboration activities with BMS, the ability to effectively operate MTEM and retain key employees post-MTEM’s previously announced restructuring, the ability of MTEM to maintain the continued listing of its common stock on Nasdaq, and those risks identified under the heading “Risk Factors” in MTEM’s filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and MTEM specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant to Purchase Common Stock

4.2	Form of Common Warrant

10.1	Securities Purchase Agreement dated July 12, 2023

99.1	Press Release dated July 13, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Molecular Templates, Inc.

Date: July 13, 2023	By:	/s/ Eric E. Poma, Ph.D.
	Name:	Eric E. Poma, Ph.D.
	Title:	Chief Executive Officer